EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of NetSpeak Corporation

We consent to the incorporation by reference in this Registration Statement of NetSpeak Corporation on Form S-8 of our report dated February 3, 1998 appearing in the Annual Report on Form 10-K of NetSpeak Corporation for the year ended December 31, 1997.



/S/ DELOITTE & TOUCHE LLP



Fort Lauderdale, Florida
September 4, 1998